UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 5, 2012

PolyMedix, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 5, 2012, PolyMedix, Inc., a Delaware corporation (the “Company”) and the Company’s wholly owned subsidiary PolyMedix Pharmaceuticals, Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with MidCap Financial SBIC, LP, a Delaware limited partnership (“MidCap”), as administrative agent (the “Agent”) and lenders listed thereto from time to time (each a “Lender” and collectively, the “Lenders”).  Pursuant to the Loan and Security Agreement, Lenders will make available to Borrowers term loans in an aggregate principal amount of up to $12 million, including an initial advance of $8 million made on April 5, 2012.  Approximately $5.6 million of the initial advance was used to repay in full the Borrowers’ credit facility with Hercules Technology II, L.P. In the event that Borrowers announce final results from the present ongoing Phase 2 study for PMX-60056 or PMX-30063 and, based on those results, Borrowers have or obtain regulatory clearance to proceed with additional Phase 2 or Phase 3 clinical studies, Borrowers may request the advance of the $4 million balance of credit facility.  Borrowers may not request this additional advance, however, after September 30, 2012 or an event of default.

The credit facility provides a per annum interest rate of 11.95% and interest-only payments until January 1, 2013.  Borrowers will be required to repay the aggregate term loan principal balance that is outstanding in equal monthly installments of principal starting on February 1, 2013.  The entire term loan principal balance and all accrued but unpaid interest will be due and payable on July 1, 2015.  At its option upon at least thirty days prior notice to Lenders, Borrowers may prepay all or any part of the outstanding advances subject to a prepayment fee (defined in the Loan and Security Agreement).

In connection with the Loan and Security Agreement, the Borrowers granted Lenders a security interest in all of Borrowers’ assets now existing or hereafter acquired, other than intellectual property. Borrowers have agreed not to encumber any of their intellectual property without the consent of the Agent and the Lenders and did grant the Lenders a security interest in proceeds of the intellectual property. The Loan and Security Agreement also provides for standard indemnification and default provisions, including acceleration of payment and an increased interest rate upon an event of default, and contains customary representations, warranties and covenants of the Borrowers. The assertions embodied in those representations and warranties were made for purposes of the Loan and Security Agreement and are subject to qualifications and limitations agreed by the parties in connection with the negotiation of the terms of the Loan and Security Agreement. In addition, certain representations and warranties may be made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts. Investors should read the Loan and Security Agreement together with the other information concerning the Company that it publicly files in reports and statements with the United States Securities and Exchange Commission.

As part of the financing, the MidCap received a warrant to purchase up to 161,290 shares of the Company’s common stock at an exercise price of $1.24 per share.  If the Company borrows the additional $4 million under the credit facility, the warrant would become exercisable for an additional number of shares equal to 2.5% of the amount borrowed divided by the exercise price in effect at the time of such advance.  The number of shares and exercise price per share are subject to customary adjustments as set forth in the warrant.  The warrant will expire April 5, 2017.  The Company also entered into a Registration Rights Agreement with MidCap pursuant to which the Company agreed to use its reasonable best efforts to register the resale of the shares for which the warrant is initially exercisable within 90 days of the date of the warrant, and to register the resale of any additional shares for which the warrant may become exercisable within 60 days of such event.

The foregoing descriptions of the Loan and Security Agreement, Warrant and Registration Rights Agreement are qualified in their entirety by reference to the full text of the Loan and Security Agreement and Warrant filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company issued the securities in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act.  The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by MidCap Financial SBIC, LP, including the representations with respect to its status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and its investment intent with respect to the securities acquired.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1
Loan and Security Agreement dated April 5, 2012 by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc., MidCap Financial SBIC, LP, as administrative agent, and the lenders listed thereto from time to time.

10.2	Warrant to Purchase Common Stock dated April 5, 2012.

10.3	Registration Rights Agreement dated April 5, 2012 by and between PolyMedix, Inc. and MidCap Financial SBIC, LP

99.1	Press Release dated April 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: April 10, 2012	By:	/s/ Edward F. Smith

Edward F. Smith Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1
Loan and Security Agreement dated April 5, 2012 by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc., MidCap Financial SBIC, LP, as administrative agent, and the lenders listed thereto from time to time.

10.2	Warrant to Purchase Common Stock dated April 5, 2012.

10.3	Registration Rights Agreement dated April 5, 2012 by and between PolyMedix, Inc. and MidCap Financial SBIC, LP

99.1	Press Release dated April 10, 2012